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                                                                      Exhibit 23

                            Grant Thornton Letterhead

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 20, 2005 accompanying the consolidated financial statements of Perceptron, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 2005. We consent to the incorporation by reference in the Registration Statements of the Company on Form S-3 (Registration Nos. 333-24239 and 333-29263) and on Form S-8 (Registration Nos. 33-63664, 33-85656, 33-93910, 333-00444, 333-00446, 333-65001, 333-65007,
333-92643, 333-92645, 333-92647, 333-55164, 333-76194 and 333-104040) of the
aforementioned report.


/s/ GRANT THORNTON LLP

Southfield, Michigan
September 20, 2005